UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2023

SKYLINE CHAMPION CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 West Big Beaver Road, Suite 1000
Troy, Michigan		48084
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-8211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On August 25, 2023, Skyline Champion Corporation, an Indiana corporation (“Skyline Champion”), entered into a definitive Securities Purchase Agreement (the “Purchase Agreement”) with Champion Home Builders, Inc., a Delaware corporation and subsidiary of Skyline Champion (“CHB”), Champion Retail Housing, Inc., a Delaware corporation and subsidiary of Skyline Champion (together with CHB, “Buyers”), Regional Holdings Corporation, a Mississippi corporation (“Regional”), Regional Underwriters, Inc., a Saint Kitts and Nevis corporation (“Regional Underwriters”), Heath Jenkins, as beneficial owner of the outstanding equity interests of Regional (collectively, with Regional and the Regional Underwriters, the “Sellers”), Dana Jenkins, as beneficial owner of the outstanding equity interests of Helicon Insurance, LLC, and party thereto solely with respect to the sale of Helicon Insurance, LLC (“Dana Jenkins”), and Heath Jenkins, solely in his capacity as the representative of the Sellers (the “Sellers’ Representative”), pursuant to which Buyers have agreed to acquire all of the outstanding equity interests in Regional Enterprises, LLC and related companies (collectively, “Regional Homes,” each being a “Regional Home Company”). Regional Homes is the fourth largest builder of manufactured homes in the United States and operates three manufacturing facilities in Alabama and 43 retail sales centers across the south and southeast.

Pursuant to the terms and conditions of the Purchase Agreement, the aggregate consideration to be paid to the Sellers and Dana Jenkins upon the Closing (as defined below) of the transaction contemplated therein (the “Transaction”), subject to customary closing adjustments, will consist of: (i) cash equal to approximately $428,000,000 (the “Base Purchase Price”), less assumed indebtedness (not to exceed $130,000,000); (ii) an “earnout” payment, whereby the Sellers are entitled to receive up to $25,000,000, an amount equal to 50 percent of Regional Homes’ EBITDA (attributable solely to certain government contracts) for each fiscal year during the post-closing period ending December 31, 2026; and (iii) an aggregate number of shares of common stock in Skyline Champion, par value $0.0277 per share (“Parent Common Stock”), equal to $25,000,000 (in the case of the Sellers) and $5,000,000 (in the case of Dana Jenkins), in each case divided by the volume weighted average price per share of the common stock on the New York Stock Exchange for the 30 consecutive trading days immediately preceding the closing of the Transaction (the “Closing”). The Parent Common Stock will be issued to the Sellers and Dana Jenkins in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act (the “Private Placement”).

In addition, at the Closing, the Sellers (but not Dana Jenkins) will deposit with U.S. Bank, N.A. (the “Escrow Agent”) the Parent Common Stock issued to them upon Closing, and Buyers will deposit with the Escrow Agent, for and on behalf of the Sellers, a portion of the Base Purchase Price equal to $603,750 (collectively, the “Escrow Funds”). The Escrow Funds will be subject to offset for indemnification claims and closing purchase price adjustments and will be disbursed as set forth in the Purchase Agreement and an escrow agreement among the Sellers, Buyers and Escrow Agent to be executed and delivered at Closing.

The Purchase Agreement contains customary representations, warranties, indemnification provisions and covenants. The Purchase Agreement also provides for certain termination rights for the Sellers and Buyers, including (and subject to certain exceptions in each case) (i) by mutual written consent of the Sellers’ Representative and Buyers, (ii) by either the Sellers’ Representative or Buyers, if the Transaction has not closed by December 31, 2023 (the “End Date”), provided that the End Date will automatically be extended until March 31, 2024 if the parties are diligently pursuing approval with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), (iii) by either the Sellers’ Representative or Buyers, if any governmental authority or arbitrator has issued a final and non-appealable order, decree, injunction or judgment restraining, enjoining or otherwise prohibiting the Closing, (iv) by Buyers, if the Sellers have breached or failed to perform their covenants and obligations under the Purchase Agreement in any material respect (and such breach cannot be, or has not been, cured within the earlier of ten days after written notice by the Sellers thereof or by the End Date), and (v) by the Sellers’ Representative, if Buyers or Skyline Champion have breached or failed to perform their covenants and obligations under the Purchase Agreement in any material respect (and such breach cannot be, or has not been, cured within the earlier of ten days after written notice by Buyers or Skyline Champion thereof or by the End Date). The Purchase Agreement requires a termination fee in the amount of $9,660,000 to be paid by (a) Buyers, if the Purchase Agreement is terminated under the foregoing clauses (ii), (iii) or (v), or (b) the Sellers, if the Purchase Agreement is terminated under clause (iv).

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement, (ii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement, and (iv) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as statements of fact about the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Skyline Champion’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Skyline Champion that is or will be contained in Skyline Champion’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents that Skyline Champion files with the Securities and Exchange Commission (“SEC”).

The Closing is expected to occur in the fourth quarter of 2023, subject to satisfaction or waiver of a number of conditions set forth in the Purchase Agreement, including the expiration of the waiting period under the HSR Act and other customary closing conditions.

Restrictive Covenant Agreement

Concurrently and in connection with the Closing, Skyline Champion and Buyers will enter into a Restrictive Covenant Agreement with certain of Sellers’ affiliates (the “Restricted Parties”), pursuant to which the Restricted Parties will agree to refrain from competing with, and soliciting service providers and customers from, Regional Homes for the five years immediately following the Closing in order to protect Regional Homes’ business interests and goodwill.

Release Agreement

Concurrently and in connection with the Closing, the Sellers and Dana Jenkins will enter into a Release Agreement, pursuant to which the Sellers and Dana Jenkins will release any and all claims arising prior to the Closing against Skyline Champion, Buyers and Regional Homes, including, but not limited to, claims arising out of or relating to the Purchase Agreement.

Assignment and Assumption Agreements

Concurrently and in connection with the Closing, the Sellers (through certain affiliates) will transfer to Buyers (through certain Regional Homes Companies) such affiliates’ right, title and interest (or the equivalent of such right, title and interest, if a replacement agreement is used) with respect to certain software and payroll matters related to the operation and conduct of the business of Regional Homes.

Restricted Stock Agreement

Concurrently and in connection with the Closing, Skyline Champion will enter into a Restricted Stock Agreement with the Sellers and Dana Jenkins (the “Recipients”), pursuant to which the parties will agree to be bound by the terms and conditions set forth therein in connection with any transfer of the Parent Common Stock issued to them in the Private Placement (collectively with any new, substituted or additional securities that may be received in replacement of the Parent Common Stock, the “Shares”). The Restricted Stock Agreement will contain customary representations and warranties from each of Skyline Champion and the Recipients, including, among others, that the Recipients are “accredited investors” within the meaning of Regulation D adopted under the Securities Act.

Pursuant to the terms and conditions of the Restricted Stock Agreement, the Recipients will be entitled to all rights of a stockholder with respect to the Shares, including, but not limited to, all rights to vote the Shares while the Sellers’ Shares are held in escrow. The Shares will be “restricted securities” within the meaning of Regulation D and Rule 144 under the Securities Act and will be subject to certain restrictions, including, but not limited to, (i) a six-month holding period after issuance of the Shares, (ii) compliance with the requirements of Rule 144 applicable to an affiliate of Skyline Champion that impose limitations on the amount of securities sold in any three-month period, (iii) limitations on the encumbrances or liens that may be placed on the Shares within six months following the issuance of the Shares, (iv) compliance with any stock ownership or holding guidelines that may be adopted by Skyline Champion and may be in effect with respect to directors, officers or employees of Skyline Champion, and (v) in the case of Heath Jenkins, compliance with the terms and conditions set forth in Skyline Champion’s Insider Trading Policy. In addition, the Restricted Stock Agreement provides for certain vesting periods, subject to certain exceptions, such that (a) no Recipient may transfer any Shares until the first anniversary of the Closing, (b) from the first anniversary of the Closing to the second anniversary, a Recipient may transfer one-third of the Shares that such Recipient owned beneficially on the first anniversary, (c) from the second anniversary of the Closing to the third anniversary, a Recipient may transfer all but one-third of the Shares that such Recipient owned beneficially on the first anniversary, and (d) from and after the third anniversary, a Recipient may transfer any and all other Shares.

The Restricted Stock Agreement will not obligate Skyline Champion to register the Shares under the Securities Act. That said, Skyline Champion will agree in the Restricted Stock Agreement to make all information publicly available as required by Rule 144 of the Securities Act and other applicable regulations such that the Recipients may resell the Shares to the public without registration.

The Private Placement is expected to close concurrently with the Closing.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report concerning the Private Placement is hereby incorporated by reference into this Item 3.02. The offers and sales that constitute the Private Placement have been and will be undertaken in reliance upon Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

2.1*

Securities Purchase Agreement, dated August 25, 2023, by and among Skyline Champion Corporation, Champion Retail Housing, Inc., Champion Home Builders, Inc., Regional Holdings Corporation, Heath Jenkins, Regional Underwriters, Inc., Dana Jenkins (for the limited purposes set forth herein), and Heath Jenkins as the Sellers’ Representative

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Champion Corporation

Date:	August 31, 2023	By:	/s/ Robert Spence
Robert Spence Senior Vice President, General Counsel and Secretary